SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO THE

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Value Consulting, Inc.

(NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

Nevada	8748	20-4028175
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Registration Number: 333-131224

Value Consulting, Inc.
1103 Calloway Court
Howell, MI 48843
(248) 321-0121
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Brian Ramsey
Value Consulting, Inc.
1103 Calloway Court
Howell, MI 48842
(248) 321-0121
(Name, Address, and Telephone Number of Agent for Service)

COPIES TO:
Glenn E. Goldberg, Esq.
Goldberg Law Group, P.A.
200 Central Avenue, Suite 290
Saint Petersburg, Florida 33701
Phone 727.898.5200
Facsimile 866.323.6096

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.0001 par value to be registered by Issuer	10,000,000	$.10	$1,000,000	$107
Common Stock, $0.0001 par value, to be registered by Selling Shareholders	20,000,000	$.10	$2,000,000	$214

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

POST EFFECTIVE AMENDMENT NO. 1

On April 14, 2006, Value Consulting, Inc. ("VCI") filed a registration on Form SB-2, with the United States Securities and Exchange Commission (the "SEC") under File Number 333-131224 was declared effective by the SEC.

The offering commenced shortly after the April 14, 2006 effective date. VCI sold 6,310,000 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, VCI is removing from registration 3,690,000 shares that were unsold by the Issuer. All other provisions of the registration statement as filed remain in effect.

   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment to Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Howell, State of Michigan, on June 6, 2006.

Value Consulting, Inc.

/s/ Brian Ramsey
By: Brain Ramsey, CEO, CFO, Principal Accounting Officer, Secretary and Treasurer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Value Consulting, Inc.

/s/ Brian Ramsey	Dated: June 9, 2006
By: Brian Ramsey, CEO, CFO, Principal Accounting Officer, Secretary, Treasurer and Chairman of the Board

/s/ Donald E Quarterman, Jr.	Dated: June 9, 2006
By: Donald E. Quarterman, Jr., Director